EXHIBIT 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”), by and between BBCN Bank (“BBCN”) and Soo Bong Min (“Executive”), is effective as of January 15, 2014.

WHEREAS, BBCN has employed Executive pursuant to an employment agreement between Executive and BBCN dated April 30, 2013 (the “Employment Agreement”).

WHEREAS, BBCN and Executive have mutually agreed to terminate the Employment Agreement and Executive’s employment and service as an executive officer of and a director of BBCN in accordance with this Agreement; and

WHEREAS, BBCN and Executive desire to enter into this Agreement to memorialize the terms of, and each party’s rights and obligations in connection with, the termination of Executive’s employment and service as a director.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, including the execution of the Release Agreement (as hereinafter defined) by Executive, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1) Termination of Service.  The Employment Agreement and Executive’s employment with BBCN, and any and all of Executive’s other positions and offices (including service as a director) with BBCN, will terminate effective as of the close of business on January 15, 2014 without the need for any further action by Executive (the “Termination Date”); provided that Sections 2(f), 6, 7, 8, 9 and 13 of the Employment Agreement shall survive termination of the Employment Agreement.  Without limiting the generality of the foregoing, Executive’s execution and delivery of this Agreement shall serve as Executive’s resignation, effective on the close of business on the Termination Date, as a director of the Bank (and of any of its affiliates)  and as a member of any Committee of the Bank (and of its affiliates).

2) Duties and Authority.  After the Termination Date, Executive shall have no authority to act on behalf of BBCN, or to bind BBCN to any undertaking or agreement.

3) Accrued Obligations; Reimbursements. Within five (5) business days after the Termination Date, BBCN shall pay to Executive any earned but unpaid annual base salary and any accrued but unused vacation pay, and, in accordance with the applicable expense reimbursement policy, as soon as practicable following submission of all applicable documentation, any expense reimbursement payments owed to Executive for expenses incurred prior to the Termination Date.

4) Payments and Benefits.  In addition to the accrued and other amounts described in Section 3 of this Agreement, provided Executive executes the Release and Covenant attached hereto as Exhibit A (the “Release Agreement”) on or prior to February 5, 2014, and does not revoke the Release Agreement within the seven (7) day revocation period following execution thereof (the “Revocation Period”), BBCN  shall pay or provide to Executive the following (in each case, subject to withholding of applicable taxes):

a) A lump sum cash payment in the amount of Three Hundred Eighty Five Thousand Dollars ($385,000.00), less required withholdings, to be paid the first business day following the expiration of the Revocation Period without Executive revoking the Release Agreement.

b) BBCN shall accelerate the vesting of sixteen thousand (16,000) unvested shares of performance stock units of BBCN Bancorp (the “Performance Units”) granted to Executive pursuant to the Performance Units award agreement dated as of May 1, 2013.  Notwithstanding the terms of the Performance Units award agreement, the Performance Units shall be deemed fully vested immediately upon the expiration of the Revocation Period without Executive revoking the Release Agreement.

5) No Other Benefits. Except for (a) the amounts and benefits described in Sections 3 and 4 of this Agreement, (b) Executive’s rights with respect to any accrued and vested benefits under any qualified 401(k) savings plan and any right to continuation of group health coverage at Executive’s expense in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), and (c) Executive’s claims for indemnification and advancement of expenses as a director, officer or employee of BBCN under the Articles of Incorporation or Bylaws of BBCN or any indemnification agreement, Executive shall not be entitled to any other payments or benefits from BBCN in respect of his employment or termination thereof.  For the avoidance of doubt, except as provided for in Section 4(b), any other unvested outstanding equity awards shall be forfeited as of the Termination Date.

6) Nonsolicitation of Employees.  For a period of eighteen (18) months after the Termination Date, without the written consent of BBCN’s Board of Directors or a person authorized thereby (which consent may be withheld in the absolute discretion of BBCN), Executive shall not, directly or indirectly solicit, recruit, induce, or encourage any person who is an employee of BBCN during such eighteen-month period to terminate his or her employment with BBCN or to become an employee of any organization with which Executive may become affiliated, or cause or influence any organization with which Executive may become affiliated to do the same; provided, however, that nothing in this Section 6 shall prohibit Executive or any organization with which Executive may become affiliated from (x) soliciting any person whose employment or engagement for services was terminated by BBCN at least three months prior to the date of such solicitation provided such termination was not encouraged or assisted by Executive or any organization with which Executive may become affiliated, or (y) engaging in any general solicitation not targeted at any employee of BBCN, including any non-directed executive searches or placing general advertisements for employees in newspapers or other media of general circulation.

7) Enforcement.  The parties agree and acknowledge that the obligations of the parties pursuant to Sections 6, 8 and 9 of this Agreement are of a unique and special nature and that a party will not have an adequate remedy at law in the event of a failure by the obligated party to abide by his or its obligations under such Sections, nor will money damages adequately compensate for the injury caused by breach of such obligations.  Therefore, it is agreed and hereby acknowledged by the parties that, in the event of a breach by a party of any of such obligations, BBCN and Executive shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the other party to perform as agreed in Section 6, 8 or 9 of this Agreement, as applicable. Nothing herein shall in any way limit or exclude any other right granted by law or equity to any party.

8) Cooperation.   The parties acknowledge that from time to time the assistance and cooperation of Executive may be of value with respect to (a) areas and matters in which Executive was involved during his employment, including with respect to any internal or external communications concerning the business of BBCN, his involvement and participation therein and his termination of employment, and (b) transitioning matters in which Executive was involved during his employment. Executive shall provide such assistance and cooperation without additional compensation. Executive will be provided an opportunity to review and approve any internal or external announcements regarding his termination of service.  Executive acknowledges that he has approved a press release in the form attached hereto as Exhibit B (the “Press Release”) to be issued upon the execution and delivery of this Agreement. Executive agrees not to make any public comments (including any comments to the media or press) regarding the terms and circumstances surrounding his departure from BBCN other than as set forth in the Press Release.

9) Non-Disparagement.  Executive shall not make any public comments disparaging or denigrating BBCN or BBCN Bancorp, including each of its respective current, former and future officers, directors, employees, agents, representatives, attorneys, and shareholders, or encourage or assist any other person or entity making any such public comments. BBCN shall use its reasonable best efforts to cause the members of BBCN’s Board of Directors and its executive officers with the title of Executive Vice President and above not to make any public comments disparaging or denigrating Executive or encourage or assist any other person or entity making any such public comments.  Nothing set forth herein shall be interpreted to prohibit either party from responding publicly to incorrect public statements, making truthful statements when required by law, subpoena, court order, or the like and/or from responding to any inquiry about this Agreement or its underlying facts and circumstances by any regulatory or investigatory organization and/or from making any truthful statements in the course of any legal proceeding.

10) Return of Property. No later than the Termination Date, Executive agrees to return to BBCN all company-owned property in his possession, specifically including all keys and card keys to company buildings or property; all company-owned equipment; and all company documents and papers, including all trade secrets and other confidential company information and, after returning such information to BBCN, to purge all BBCN confidential information from any personal computers, tablets or other such devices and otherwise to follow BBCN security protocols applicable to employees whose employment has been terminated.

11) Entire Agreement.  This Agreement sets forth the complete agreement between Executive and BBCN relating the Executive’s termination of employment.  Executive acknowledges that, except as described in this Agreement, Executive is not entitled to any further compensation or benefits from BBCN.  Executive further acknowledges and agrees that, in signing this Agreement, Executive does not rely and has not relied upon any representations or statements by BBCN or representative thereof with regard to the subject matter, basis, or effect of this Agreement or the Release Agreement that are not specifically set forth in this Agreement or the Release Agreement. Notwithstanding the foregoing, nothing in this Agreement is intended to or shall limit, supersede, nullify, or affect (a) Executive’s claims for indemnification and advancement of expenses as a director, officer or employee of BBCN under the Articles of Incorporation or Bylaws of BBCN and any indemnification agreement or (c) any duties and responsibilities Executive may have or owe to BBCN by virtue of any separate agreement or obligation. Without limiting the generality of the foregoing, after the termination of his employment, Executive shall continue to have a duty and obligation to maintain the confidentiality of all trade secrets (including lists of customers and customer prospects of BBCN) and other confidential information of BBCN and its customers and not to use any such trade secrets or other confidential information for any purpose except in connection with the services to be provided pursuant to Section 8 of this Agreement.

12) Severability.  If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement.  If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form.  The covenants of Executive in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against BBCN, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by BBCN of the covenants in this Agreement.

13) No Admission of Wrongdoing.  Neither this Agreement nor the Release Agreement shall be construed as an admission of liability or wrong-doing by either party.

14) No Limitation of Rights.  Nothing in this Agreement shall limit or otherwise affect BBCN’s rights with respect to any compensation plans, agreements or arrangements, including, without limitation, any rights it may have to amend, modify or terminate such plans, agreements or arrangements in accordance with their terms.

15) Governing Law.  This Agreement shall be interpreted, construed, and governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16) Construction.  Each party acknowledges that: (a) it has read this Agreement and the Release Agreement; (b) it has been represented (or has an opportunity to be represented) in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. This Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation.  If there is a conflict between this Agreement and any present or future law, the part that is affected shall be curtailed only to the extent necessary to bring it within the requirements of that law.

17) Expenses and Fees.  Subject to the next sentence, each party shall bear the expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.  If any legal action or arbitration is brought relating to this Agreement, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

18) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19) Successors.  This Agreement may not be assigned by Executive.  In addition to any obligations imposed by law upon any successor to BBCN, BBCN will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the stock, business and/or assets of BBCN, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that BBCN would be required to perform it if no such succession had taken place.  Executive agrees and consents to any such assumption by a successor or parent of BBCN, as well as any assignment of this Agreement by BBCN for that purpose.  As used in this Agreement, “BBCN” shall mean BBCN as herein before defined as well as any such successor or parent that expressly assumes this Agreement or otherwise becomes bound by all of its terms and provisions by operation of law.

20) Amendment.  This Agreement may be amended only by written agreement executed by each of the parties.

21) Tax Withholding.  BBCN may deduct from all compensation and benefits payable under this Agreement any taxes or withholdings BBCN is required to deduct pursuant to state, federal or local laws.

22) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered in accordance with the terms and conditions set forth in the arbitration agreement attached as an exhibit to the Employment Agreement.

23) Notices.  All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) two business days following dispatch by overnight delivery service or the United States Mail.  Executive shall be obligated to notify the Company in writing of any change in Executive's address.  Notice of a change of address shall be effective only when done in accordance with this paragraph.

Company's Notice Address:

BBCN Bank
3731 Wilshire Blvd., Suite 1000
Los Angeles, CA 90010
Attn:  Legal Department

Executive’s Notice Address:

Soo Bong Min
5326 Godbey Drive
La Canada, CA 91011

24) Internal Revenue Code Section 409A.  To the extent applicable, it is intended that this Agreement and any payment made hereunder (including each installment payment of cash severance made pursuant to Section 2 above) shall comply with the requirements of Section 409A of the Internal Revenue Code, or an exemption or exclusion therefrom and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and this Agreement shall be interpreted accordingly; provided that, for the avoidance of doubt, this provision shall not be construed to require a gross-up or other reimbursement payment in respect of any taxes, interest or penalties imposed on Executive as a result of Internal Revenue Code Section 409A.

(Signature page follows.)

IN WITNESS WHEREOF, each party has signed this Agreement as of the date first set forth above.

BBCN BANK

By:
Kevin S. Kim, Chairman

SOO BONG MIN

EXHIBIT A

RELEASE AND COVENANT

RELEASE AND COVENANT

This Release and Covenant (this “Agreement”) sets forth the agreement of BBCN Bank (the "Company") and Soo Bong Min ("Executive") relating to the termination of Executive’s employment with Company.  Subject to the execution of this Agreement, the parties hereto agree as follows:

1.         Termination of Employment.

(A) Executive agrees and acknowledges that the termination of his employment with Company shall be effective as of January 15, 2014 (the "Termination Date").

(B) Executive acknowledges Executive's obligation  promptly to return to the Company all property of the Company in Executive's possession including, without limitation, keys, credit cards, cell phones, pagers, computers, office equipment, documents and files and instruction manuals on or before the Termination Date, or earlier if so requested  by the Company. After the Termination Date, the Company shall forward all mail addressed to Executive to the most recent address provided by Executive to the Company.

2.         Release.

(A) In consideration of the foregoing and the benefits paid and payable to Executive under the Employment Agreement, Executive hereby waives all claims against Company, its affiliates  and their respective officers, directors, executives, employees representatives and agents (hereinafter the "Releasees"), and releases and discharges the Releasees from liability for any and all claims and damages that Executive may have against them as of the date of this Agreement, whether known or unknown, including, but not limited to, any claims arising out of his employment relationship with the Company or its affiliates or the termination of such employment, or any violation of any federal, state or local fair employment practice law, including Title VII of the Civil Rights Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act as amended by the Older Workers' Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, or any other employee relations statute, rule, executive order, law or ordinance, tort, express or implied contract, public policy or other obligations; provided, however, that nothing herein shall be deemed a waiver or release of Executive's right to enforce the obligations of Company under this Agreement or the Executive  Employment Agreement or Executive's rights to indemnification to the fullest extent provided  by law or in any applicable articles of incorporation, charter or similar document, by-laws  or contract.

(B) Executive acknowledges that Executive has had up to 21 days to consider the terms of this Agreement and is hereby advised by Company to discuss the terms of this Agreement with an attorney unrelated to Company prior to signing this Agreement. Executive further acknowledges that Executive is entering into this Agreement freely, knowingly, and voluntarily, with a full understanding of its terms. Executive also acknowledges that Executive will have 7 days from the date he signs this Agreement to revoke the Agreement by notifying the Legal Department of the Company in writing.

3.         Waiver.

The Executive hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

"SECTION 1542. GENERAL RELEASE - CLAIM EXTINGUISHED. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HIS MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

The Executive understands and acknowledges that the significance and consequences of this waiver of Section 1542 of the Civil Code is that even if Executive should eventually suffer damages arising out of Executive's employment relationship with the Company and its affiliates, or termination of such employment, Executive will not be permitted to make any claim for those damages except as expressly permitted by this Agreement. Furthermore, Executive acknowledges that the Company intends these consequences even as to claims for injuries and/or damages that may exist as of the date of this Agreement but which Executive does not know exist, and which, if known, would materially affect Executive's decision to execute this Agreement.

4.         Cooperation. Executive agrees to cooperate fully with Company and to provide such information as Company may reasonably request with respect to any Company related transaction, investment or other matter in which Executive was involved in any way while employed by Company.

5.         No Reliance. The parties hereto represent and acknowledge that, in executing this Agreement, they do not rely and have not relied upon any representation or statement, written or oral, made by either of the parties or by either of the parties' agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

6.         Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement shall also inure to the benefit of all the Releasees and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement shall not be assignable by Executive.

7.         No Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof, or as a waiver of a breach of any other provision.

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8.         Interpretation: Choice of Law. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Agreement and all provisions hereof shall be governed by and construed under the laws of the State of California without regard to the choice of law rules thereof

9.         Integration Clause. This Agreement, along with the Employment Agreement and the Arbitration Agreement, constitute the entire agreement between Executive and the Company concerning the subject matter addressed herewith. No amendments to this Agreement will be valid unless in writing and signed by Executive and an authorized representative of the Company.

10.           Acknowledgment; Counterpart Execution. Executive acknowledges that Executive has carefully read this Agreement, fully understands and accepts all of its provisions, and signs it voluntarily of Executive's own free will. Executive further acknowledges that Executive has been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of Executive's choice. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.  Photographic and facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, each party has signed this Agreement as of the date set forth below.

BBCN BANK

By:
Kevin S. Kim, Chairman

Date:

SOO BONG MIN

Date:

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EXHIBIT B

PRESS RELEASE